UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

September 30, 2009

CRC Crystal Research Corporation

(Exact Name of Registrant as Specified in Its Charter)

NEVADA

(State or Other Jurisdiction of Incorporation)

000-52472	86-0728263
(Commission File Number)	(IRS Employer Identification No.)

4952 East Encanto Street, Mesa, AZ	85205
(Address of Principal Executive Offices)	(Zip Code)

480.452.3301

(Registrant's Telephone Number, Including Area Code)

NA

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement  communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement  communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 2.01  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Basic terms of the agreement in principal reached between Crystal Research Corporation and Mr. Scott Westberry, MACFAB, and Aaron Jensen’s Equipment for the purchase by Crystal Research Corporation of the assets of MACFAB and Aaron Jensen’s machining assets by Asset Purchase agreement.

MACFAB and Aaron Jensen’s Assets (hereinafter referred as MACFAB2), hereby agree to be acquired by CRC Crystal Research Corporation (“CRC”) CYSA.OTCBB, a Nevada corporation.

CRC purchased the assets of MACFAB2 for 800,000 common shares of stock.  MACFAB2 became wholy owned subsidiary of CRC.

MACFAB2 represents that there is no debt associated with the equipment and that no debt of any kind is transferred to CRC.

CRC will issue 3 year employment contracts for Mr. Aaron Jensen and Mr. Scott Westberry as follows:

a.           Mr. Scott Westberry will become President of the MACFAB2 subsidiary at an annual salary of $100,000.00;

b.           Aaron Jensen will be named General Manager of the MACFAB2 subsidiary at an annual salary of $100,000.00

Payment of salaries will be limited to the cash flow produced by MACFAB2.  Depending on the availability of funds, CRC may advance funds to alleviate fluctuations in the MACFAB2 cash reserves.

MACFAB2 will work out of the same premises as MACFAB and Aaron Jensen until such time as a new facility becomes available after which MACFAB2 will work out of the new facility.

CRC shall provide its best efforts to secure an additional $150,000.00 in working capital for MACFAB2.

ITEM 9.01 FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

a)    Not Applicable.

b)    Not Applicable.

c)    Exhibits

No.	Exhibits
10.1	Asset Purchase Agreement dated September 30, 2009.

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 1, 2009

By: /s/ Kiril A. Pandelisev

Name: Dr  Kiril A. Pandelisev
Title: CEO

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Asset Purchase Agreement dated September 30, 2009.

99.1	Press Release

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